ASSET ALLOCATION

Name of the Underwriters

Solomon Smith Barney,
Goldman, Sachs & Co.

Name of Issuer

Republic of Korea

Title of Security

Republic of Korea

Date of Prospectus

4/7/98

Amount of Total Offering

$1 Billion

Unit Price

99.198

Underwriting Discount

 .05%

Rating

Bal/BB+

Maturity Date

4/15/03

Current Yield

8.8204%

Yield to Maturity

8.953%

Subordination Features

N/A





Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

Foreign Government

Total Par Value of Bonds Purchased

90,000

Dollar Amount of Purchases

89,278.20

Number of Shares Purchased

90,000

Years of Continuous Operation

Govt. Sec.

% of offering Purchased by Fund

 .009%

% of offering Purchased by
Associated Funds
0

% of Funds Total Assets Applied to Purchase

 .39%

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Salomon, Smith Barney

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes


Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of Underwriters

JP Morgan, Morgan Stanley,
Dean Witter

Name of Issuer

Republic of Philippines


Title of Security

Republic of Philippines

Date of Prospectus

4/2/98

Amount of Total Offering

$500 million

Unit Price

99.475

Underwriting Discount

 .5%

Rating

Ba1/BB+

Maturity Date

4/15/08

Current Yield

8.94%

Yield to Maturity

8.95%

Subordination Features

N/A

Name of Underwriters

Bank Boston, CS First Boston,
JP Morgan

Name of Issuer

Republic of Panama




Title of Security

Republic of Panama

Date of Prospectus

2/10/97

Amount of Total Offering

$500 million

Unit Price

98.825

Underwriting Discount

 .75%

Rating

Baa1/BB+

Maturity Date

2/13/02

Current Yield

7.89%

Yield to Maturity

8.12%

Subordination Features

N/A


Name of Underwriters

JP Morgan
SBC Warburg

Name of Issuer

Russian Federation

Title of Security

Russian Federation

Date of Prospectus

6/19/97

Amount of Total Offering

$2..4 billion

Unit Price

99.164

Underwriting Discount

 .25

Rating

Ba2/BB-

Maturity Date

6/26/07

Current Yield

10.00%

Yield to Maturity

10.11%

Subordination Features

N/A